Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares U.S. Credit Bond ETF (ISHCRED) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
iShares 10+ Year Credit Bond ETF (ISHLCRD)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi Asset Income - Screened Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Credit Strategies Income - Investment Grade (BR-
MSBIG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Consulting Group Capital Markets Funds (CG-CGCM)
Brighthouse Funds Trust II - BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
08-07-2017

Security Type:
BND/CORP


Issuer
Aetna Inc (2047)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner &
Smith Incorporated

Affiliated
Underwriter(s)
[x]NC Capital Markets LLC
[x] Other:  Morgan Stanley & Co. LLC &
MUFG Securities Americas Inc. for CG-CGCM,
UBS Securities LLC for UBS-PACE

List of
Underwriter(s)
J.P. Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Mizuho Securities USA LLC, Morgan Stanley
& Co. LLC, Barclays Capital Inc.,
Citigroup Global Markets Inc., Credit
Suisse Securities (USA) LLC, Goldman Sachs
& Co. LLC, MUFG Securities Americas Inc.,
PNC Capital Markets LLC, SunTrust Robinson
Humphrey, Inc., U.S. Bancorp Investments,
Inc., UBS Securities LLC, Wells Fargo
Securities, LLC, BNY Mellon Capital
Markets, LLC, Fifth Third Securities,
Inc., HSBC Securities (USA) Inc.


Transaction Details

Date of Purchase
08-07-2017


Purchase Price/Share
(per share / %
of par)
$99.682

Total Commission,
Spread or
Profit
0.750%


1.	Aggregate Principal Amount Purchased
(a+b)
$125,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$29,710,000

b. Other BlackRock Clients
$95,290,000

2.	Aggregate Principal Amount of
Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.125

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
08-10-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
08-10-2017

Global Syndicate Team Member